Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52652) pertaining to the Wintrust Financial Corporation Retirement Savings Plan of our report dated June 29, 2010, with respect to the financial statements and supplemental schedule of the Wintrust Financial Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
Chicago, Illinois
June 29, 2010